Exhibit 10.1

FIRST AMENDMENT AGREEMENT

THIS FIRST AMENDMENT AGREEMENT (this “First Amendment Agreement”) is entered into this 15th day of June, 2007 among KKR Financial Holdings LLC, a Delaware limited liability company (the “Company”), KKR Financial Advisors LLC, a Delaware limited liability company (together with its permitted assignees, the “Manager”), and KKR Financial Corp., a Maryland corporation (“KKR Corp.”).

W I T N E S S E T H:

WHEREAS, the Company, KKR Corp. and the Manager are parties to an Amended and Restated Management Agreement, dated as of May 4, 2007 (the “Amended and Restated Management Agreement”); and

WHEREAS, the parties hereto desire to amend the definition of “Equity” in Section 1(f) of the Amended and Restated Management Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows (all capitalized terms used but not defined herein shall have the meanings specified in the Amended and Restated Management Agreement):

Section 1.  Amendment to the Amended and Restated Management Agreement.

Section 1(f) of the Amended and Restated Management Agreement is hereby amended and restated in its entirety to read as follows:

“Equity” means, for purposes of calculating the Base Management Fee, for any month the sum of (i) the aggregate net proceeds from any issuance of any Shares, or preferred shares of the Company, (ii) the aggregate net proceeds from the sales of trust preferred securities issued after June 15, 2007 by the Company, a subsidiary of the Company or entities sponsored by the Company to issue trust preferred securities, (iii) the aggregate net proceeds from the sales of any securities convertible into Shares or any other securities issued by the Company provided that the Board of Directors has determined to classify such securities as Equity for purposes of the definition of “Equity” and has pre-approved the sale of such securities and (iv) the aggregate net proceeds from the sales of any securities issued by the Company that do not constitute indebtedness on the Company’s financial statements in accordance with GAAP provided that the Board of Directors has determined to classify such securities as Equity for purposes of the definition of “Equity” and has pre-approved the sale of such securities (collectively, the “Equity Securities”), in each case after deducting any underwriting discounts and commissions and other expenses and costs relating to the issuance or sales, plus the Company’s retained earnings at the end of such month (without taking into account any non-cash equity compensation expense incurred in current or prior periods), which amount shall be reduced by the amount of Equity Securities that may be repurchased or repaid by the Company or its subsidiaries; provided that the foregoing calculation of Equity shall be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between the Manager and the Independent Directors and approval by a majority of the Independent Directors in the case of non-cash charges. For any month during which there is an issuance of any Equity Securities (a “New Issuance”), Equity shall be equitably adjusted for the month so as to take into consideration the amount of Equity before and after any New Issuance.  Notwithstanding the foregoing, in the event the Company or its subsidiaries repurchase any common shares, the Board of Directors, in its sole discretion, may make a determination that no reduction to Equity shall be made for such repurchase of common shares if the Company or any of its subsidiaries intend to temporarily hold such repurchased common shares and to reissue such common shares in the future.  On at least an annual basis, the Manager and the Board of Directors shall evaluate whether it is appropriate to amend the definition of “Equity” to expand and/or to modify the term to include, if appropriate, new classes of hybrid securities (i.e., securities having both equity and debt characteristics) and/or to align the term with current market practice.

Section 2.  Miscellaneous.  This First Amendment Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.  This First Amendment Agreement may be executed by facsimile signature.

Section 3.  Governing Law.  This First Amendment Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment Agreement as of the date first written above.

KKR FINANCIAL HOLDINGS LLC

By:	/s/ Saturnino S. Fanlo
Name:	Saturnino S. Fanlo
Title:	Chief Executive Officer

KKR FINANCIAL ADVISORS LLC

By:	/s/ David A. Netjes
Name:	David A. Netjes
Title:	Chief Operating Officer

KKR FINANCIAL CORP.

By:	/s/ David A. Netjes
Name:	David A. Netjes
Title:	Chief Operating Officer